UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2025

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 30, 2025, Applied DNA Sciences, Inc. (the “Company”) announced a strategic restructuring and realignment of resources to focus exclusively on its synthetic DNA manufacturing business, LineaRx. As part of actions undertaken, the Company implemented a workforce reduction of approximately 27% of headcount and has ceased operations at Applied DNA Clinical Labs (“ADCL”), a business that provides molecular and genetic testing services, effective June 27, 2025.

The Company’s actions are intended to substantially reduce its operating costs and concentrate resources behind LineaRx to: (i) enhance the capabilities of LineaRx’s LineaDNA™ and LineaIVT™ platforms while scaling commercial adoption; (ii) expand its service offerings; and (iii) pursue strategic partnerships. The workforce reduction equates to a projected 23% reduction in annual payroll costs, excluding payroll expenses incurred as a result of the previously announced retirement of the Company’s former Chairman and Chief Executive Officer. The projected annual payroll savings is expected to be partially offset by approximately three hundred thousand dollars ($300,000) in one-time charges related to the workforce reduction and ceasing of operations at ADCL, primarily for separation benefits. The Company expects to incur the majority of workforce reduction-related costs by the end of the quarterly period ending September 30, 2025, excluding expenses associated with the retirement of the Company’s former Chairman and Chief Executive Officer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2025, Judith Murrah, the Company’s Chief Executive Officer, President and Chairperson, voluntarily agreed to a fifteen percent (15%) temporary reduction in her annual base salary in connection with the Company’s efforts to reduce its ongoing operating expenses. Ms. Murrah’s reduced annual base salary is $340,000. The reduction is expected to end on a future date to be agreed by and between Ms. Murrah and the Compensation Committee of the Company’s Board of Directors.

Item 7.01 Regulation FD Disclosure.

On June 30, 2025, the Company issued a press release announcing the strategic restructuring and realignment of resources. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s belief that restructuring will position the company for future growth potential, its goal to position the company for long term-growth and value creation and the potential to achieve that goal, the future success of its Linea DNA and Linea IVT platforms and future reductions in operating expenses. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances. Capitalized terms shall have the meanings ascribed to such terms in the Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2025	APPLIED DNA SCIENCES, INC.

	By:	/s/ Beth Jantzen
	Name:	Beth Jantzen
	Title:	Chief Financial Officer